AMENDMENT, TERMINATION AGREEMENT AND MUTUAL RELEASE

This Amendment, Termination Agreement and Mutual Release (this “Agreement”), by and among Winning Edge International, Inc., a Delaware Corporation (f/k/a GWIN, Inc. and referred to herein as the “Company”), Global SportsEdge, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and CSI Business Finance, Inc., a Texas corporation (the “Lender”), is entered into on this 26th day of September, 2007 (the “Effective Date”).

RECITALS:

WHEREAS, on September 7, 2006, the Company and the Lender entered into a Loan Agreement (the “Loan Agreement”) pursuant to which the Lender loaned to the Company, and the Company borrowed from the Lender, Six Hundred Fifty-Five Thousand Dollars ($655,000) in the form of two (2) secured promissory notes, the first of which was issued by the Company to the Lender on September 7, 2006 in the principal amount of Three Hundred Fifty-Five Thousand Dollars ($355,000) and the second of which was issued by the Company to the Lender on September 21, 2006 in the principal amount of Three Hundred Thousand Dollars ($300,000) (together, the “Notes”) and

WHEREAS, the Notes are secured by (i) a Pledge and Escrow Agreement (the “Pledge Agreement”), of even date with the Loan Agreement, by and among the Company, the Lender and the Escrow Agent named therein, (ii) an Insider Pledge and Escrow Agreement (“Insider Pledge Agreement”), of even date with the Loan Agreement, by and among the Company, the Lender, Wayne Allyn Root and the Escrow Agent named therein, (iii) a Security Agreement (the “Security Agreement”), of even date with the Loan Agreement, by and between the Company and the Lender and (iv) a Subsidiary Security Agreement (the “Subsidiary Security Agreement”), by and between the Lender and the Subsidiary (collectively, the “Security Instruments” and together with the Loan Agreement and the Notes, including all related transaction documents executed in connection therewith, including all amendments, schedules and exhibits thereto, the “Transaction Documents”); and

WHEREAS, the Company and the Lender hereby acknowledge that as of June 30, 2007, the Notes have matured and have become due and payable in accordance with the terms of the Notes; and

WHEREAS, the Company has entered into an agreement with Betbrokers, PLC, a company organized under the laws of the United Kingdom (“Betbrokers”) whereby the Company shall consummate the sale of all of its assets (the “Assets”) to Betbrokers (the “Asset Sale”) in exchange for the issuance by Betbrokers of shares of its capital stock (the “Betbroker Shares”), which Betbroker Shares trade on the London Stock Exchange Alternative Investment Market (the “AIM”); and

WHEREAS, the Assets have been pledged under the Security Agreement and the Subsidiary Security Agreement and will need to be released in order to be sold pursuant to the Asset Sale; and

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WHEREAS, the Company and the Lender desire to (a) amend the Loan Agreement and the Notes in order to extend the maturity dates, allow for the Company to consummate the Asset Sale and to modify the payment terms thereof, (b) provide for the termination of the Security Agreement and the Subsidiary Security Agreement in order to release the Assets from collateralization, (c) enter into a pledge and security agreement to secure the Company’s continuing obligations under the Notes with Betbroker Shares and (c) provide mutual releases on the terms and conditions set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

2.

Amendment to the Notes.  The parties hereto hereby agree to the following amendments to the Notes:

(a)

The June 30, 2007 maturity date in the Notes shall be extended to such date which is nine (9) months following the date of this Agreement;

(b)

On the one hundred twenty-first (121st) day following the date hereof, the Company shall pay to the Lender all accrued and unpaid interest plus one fifth (1/5th) of the then-outstanding balance due and owing under the Notes.  Every thirty (30) days thereafter until all amounts under the Notes are paid in full, the Company shall pay an equal amount plus accrued interest such that the entire loan will be repaid in five (5) payments.  In the event that the Company does not make a full payment on any payment date, it shall have a thirty (30) day grace period to bring the payment current or such failure to make full payment will constitute an “Event of Default” under the Notes; and

(c)

The Company and the Lender shall execute addenda (effective as of the date hereof) to such Notes (if necessary) in the form of Exhibit A attached hereto in order to further effect the agreements set forth in Sections 2(a) through (c) herein above.

(d)

The Notes shall be increased by any additional indebtedness of the Company that is acquired by Lender, including, but not limited to any indebtedness of the Company to Michael O. Sutton (approximately $32,200 as of October 1, 2007) that is acquired by the Lender.

3.

Amendment to the Loan Agreement.  Lender hereby waives any and all provisions of Article 6 of the Loan Agreement to the extent such Article 6 might be construed to prohibit the Asset Sale, and the Lender hereby agrees and consents to the Asset Sale.  Furthermore, the Company shall continue to pay interest to the Lender on a monthly basis with

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the funds received by the Lender from the credit card deposits applied first to monthly interest and then to principal on the Notes in accordance with the terms of Item 3.3 of the Disclosure Schedule made a part of the Loan Agreement and that certain assignment letter executed by the Company and the Subsidiary dated on or about the date of the Loan Agreement and addressed to Centerline International.

4.

Termination of Certain Security Instruments; Release of Pledged Property.

(a)

Effective upon the delivery of the Certificate (as defined in the Pledge and Security Agreement [as defined below], and without any further action on the part of Lender, the Security Agreement and the Subsidiary Security Agreement shall be terminated, and effective upon the delivery of the Certificate, the Lender hereby acknowledges that it has no further rights to the Pledged Property, as such term is defined in both the Security Agreement and the Subsidiary Security Agreement.  The Company hereby acknowledges that the Pledged Shares (as such term is defined both in the Pledge Agreement and the Insider Pledge Agreement) and the Collateral, as such term is defined in the Pledge and Security Agreement (as that term is defined below) shall not constitute Pledged Property as defined in the Security Agreement and the Subsidiary Security Agreement, and that the Pledge Agreement, the Insider Pledge Agreement and the Pledge and Security Agreement shall remain in full force and effect.

(b)

The Lender agrees that it will, upon the execution of this Agreement by both parties, file a UCC-3 with the Secretaries of State of the States of Nevada and Delaware in order to effectively modify and release from the collateral descriptions therein the Pledged Property (as such terms are defined in the Security Agreement and the Subsidiary Security Agreement) in accordance with the terms set forth in Section 4(a) herein above.

5.

Pledge and Security Agreement.  The parties hereto agree that One Million Dollars ($1,000,000) worth of Betbroker Shares beneficially owned by the Company shall be pledged by the Company to secure the Company’s payment obligations to the Lender under the Notes pursuant to the Pledge and Security Agreement in the form of Exhibit B attached hereto (the “Pledge and Security Agreement”).

6.

Additional Consideration; Restrictions on Sale of Betbroker Shares.

(a)

In consideration for the Lender’s willingness to extend the maturity dates under the Notes, to consent to the Asset Sale and to terminate the Security Agreement and the Subsidiary Security Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, within five (5) business days following the date hereof, the Company shall deliver Fifty Thousand Dollars ($50,000) worth of Betbroker Shares to Corporate Strategies, Inc., an affiliate of the Lender (the “Consideration Shares”).  For purposes of this Agreement, the value of such Betbroker Shares shall be determined in accordance with Section 1 of the Pledge and Security Agreement.

(b)

The Consideration Shares may be sold at any time by the Lender provided that if such sale is completed prior to the expiration of the one (1) year restricted period, such

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sale must be completed as a private, non-market transaction and such buyer must agree in writing to not sell such Betbroker Shares during the one (1) year restricted period.

7.

Mutual Releases.

(a)

Release by the Company.  In consideration of the mutual covenants and undertakings set forth herein, the Company, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, employees, legal representatives, partners and all persons acting by, through or under the Company (hereafter referred to in this subpart as “Releasors”) hereby release and forever discharge the Lender, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under the Lender (hereafter referred to in this subpart as “Releasees”), of and from all obligations, actions, causes, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Releasors now have against Releasees by reason of any cause, matter or thing.

(b)

Release by the Subsidiary.  In consideration of the mutual covenants and undertakings set forth herein, the Subsidiary, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, employees, legal representatives, partners and all persons acting by, through or under the Subsidiary (hereafter referred to in this subpart as “Releasors”) hereby release and forever discharge the Lender, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under the Lender (hereafter referred to in this subpart as “Releasees”), of and from all obligations, actions, causes, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Releasors now have against Releasees by reason of any cause, matter or thing.

(b)

Release by the Lender.  In consideration of the mutual covenants and undertakings set forth herein, the Lender, and each of its subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under the Lender (hereafter referred to in this subpart as “Releasors”) hereby release and forever discharge the Company and the Subsidiary, and each of their respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, employees, legal representatives, partners and all persons acting by, through or under the Company and the Subsidiary (hereafter referred to in this subpart as “Releasees”) of and from all obligations, actions, causes, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Releasors now have against Releasees by reason of any cause, matter or thing; provided, however, that this release does not release, waive, impair or diminish the Lender’s rights under this Agreement or with respect to the Company’s and the Subsidiary’s (if any) ongoing obligations owed to the Lender under the Transaction Documents.

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8.

Correction.  The parties hereto hereby acknowledge and agree that the Lender is and was at the time of the execution of each of the Transaction Documents a Texas corporation and that all references to “CSI Business Finance, the Florida corporation” are erroneous and not to be confused with the Lender’s parent corporation, Natural Nutrition, Inc. (f/k/a as of the date of each of the Transaction Documents, CSI Business Finance, Inc., the Florida corporation).

9.

Representations and Warranties.  The Company hereby represents and warrants as follows:

()

This Agreement and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

()

Upon the effectiveness of this Agreement, the Company hereby reaffirms all covenants, representations and warranties made in the Loan Agreement (other than the representations and warranties contained in Sections 3.3, 3.5, 3.7, 3.9, 3,10, 3.12, 3.13, 3.14, 3.15, 3.16,, 3.20 and 3.21, which are not reaffirmed hereby) and agrees that all such covenants, representations and warranties (other than those set forth above which are not reaffirmed hereby) shall be deemed to have been remade as of the Effective Date.

(c)

The Company has no defense, counterclaim or offset with respect to the Loan Agreement.

(d)

To the extent that a recital set forth above contains an agreement, such agreement shall be considered an integral part of this Agreement and binding on the parties hereto.

10.

Effect on the Loan Agreement.

()

Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

()

Except as specifically amended herein or terminated pursuant hereto, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

()

The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

11.

Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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12.

Further Amendments.  All provisions in the Transaction Documents in conflict with this Agreement shall be and hereby are changed to conform to this Agreement.

13.

Authority.  The parties hereto warrant that they have the full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

14.

Assignment.  Neither this Agreement nor any right, obligation or interest hereunder or under the Loan Agreement shall be assignable, transferable or otherwise alienable by the Company or the Subsidiary except with the prior written consent of the Lender.  This Agreement and Lender’s rights under the Loan Agreement, and any and all rights, obligations or interests therein, may be transferred or assigned by Lender in its discretion.  Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

15.

Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the parties hereto.  No waiver by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other parties shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that are not set forth in this Agreement.

16.

Severance and Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17.

Counterparts; Telecopied Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

18.

Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement by and among the parties, and may not be changed or terminated orally.  No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound.

19.

Negotiated Agreement.  This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

20.

Expenses.  The Company hereby agrees to pay on demand all costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other instruments or documents executed in connection therewith and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for Lender; provided,

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however, in the event such fees are not paid upon demand, the amounts thereof shall be deemed added to the Notes.

21.

Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Parties hereto (i) agree than any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in Houston, Texas, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an inconvenient forum and (iii) irrevocably submit to the jurisdiction of such Federal or state court in Houston, Texas in any such suit, action or proceeding.  The Parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

22.

Delivery of Certificate.  In the event that the Certificate is not delivered to the Lender within ten (10) business days of the Effective Date, this Agreement shall be void and of no further force or effect, as if this Agreement had not been executed by any of the parties hereto.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment, Termination Agreement and Mutual Release to be executed by their respective officers, hereunto duly authorized, as of the Effective Date.

THE COMPANY:

WINNING EDGE INTERNATIONAL, INC., a Delaware corporation

By:

/s/_________________________________

Name:

Wayne Allyn Root_____________________

Title:

CEO_______________________________

LENDER:

CSI BUSINESS FINANCE, INC., a Texas corporation

By:

/s/_________________________________

Name:

Fred S. Zeidman______________________

Title:

Chairman____________________________

SUBSIDIARY:

GLOBAL SPORTSEDGE, INC., a Delaware corporation

By:

/s/_________________________________

Name:

Wayne Allyn Root_____________________

Title:

CEO_______________________________

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EXHIBIT A

[FORM OF ADDENDUM]

[TO BE PROVIDED BY WINNING EDGE COUNSEL]

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EXHIBIT B

[FORM OF PLEDGE AND SECURITY AGREEMENT]

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